                       NATIONWIDE AUTOMATED SYSTEMS, INC.

                               LOCATION AGREEMENT
                                (Location Vaults)

This agreement is effective this _________ day of _____________, 19 and is between Nationwide Automated Systems, Inc. ("Company") with an office at 22048 Sherman Way, Suite 213, Canoga Park, California 91303 and________________________________ ("Location").

LEASE OF AREA - Company hereby leases from Location the area in its premises as set forth on Exhibit A ("Area") for the placement of an AUTOMATED TELLER MACHINE ("ATM") by Company on the following terms and conditions.

EQUIPMENT - Company, at its sole cost and expense, shall install an ATM in the Area.

TERM - The term of this agreement shall commence on the date when the ATM is installed and continue for an initial period of five (5) years thereafter. Company may extend this agreement for an additional five (5) year term by giving written notice to Location at least fifteen (15) days prior to the expiration of the initial five (5) year period. Upon the expiration of this Agreement, Company, at its sole cost and expense, shall remove the ATM from Location's premises and all obligations between Company and Location shall therewith terminate.

CONSENT - Location shall provide Company with a consent in the form attached hereto as Exhibit B.

LOCATION PAYMENTS - Payments to Location by Company will be made on the 25th of each calendar month commencing with the first full month after the ATM is installed. Location will receive payments based on the number of "approved withdrawals" (as herein defined) made during the previous calendar month based on the following schedule:

                      Number of                    Payment Per
                      Approved                     Approved
                      Withdrawals                  Withdrawal
                      -----------                  ----------

An "approved withdrawal" is defined as a withdrawal from the ATM in Location's premises for which the user of the ATM is charged a fee.

AVAILABILITY - The ATM shall, at all times, be available for use by Location's customers during Location's normal business hours for the entire term of this agreement.

MAINTENANCE AND SERVICE - Company, at its sole cost and expense, shall provide all required maintenance and service for the ATM during the term of this agreement. Company shall, at all times during Location's business hours, have the right to enter Location's premises for the purpose of inspecting repairing, maintaining and servicing the ATM. Location shall make no alteration to the ATM and shall not permit anyone other than Company to perform any maintenance or service on the ATM. In the event of any operating difficulty with the ATM, Location shall promptly notify Company.

PROCESSING SERVICES - Company, at its sole cost and expense, shall provide processing services for the ATM in Location's premises.

SIGNS AND ADVERTISING - Company, at its sole cost and expense, shall provide Location with such signs and advertising materials as it deems necessary in order to make Location's customers aware of the presence of the ATM and encourage its use. Location shall display such signs and advertising materials throughout its premises.

VAULTING - Location, at its sole cost and expense, shall keep sufficient cash in the ATM at all times. The cash in the ATM shall be the sole property of Location and Company shall not have any responsibility for, claim to or interest in such cash. Upon the termination of this agreement, all cash in the ATM shall be removed by Location.

TELEPHONE AND ELECTRICAL REQUIREMENTS - Location, at its sole cost and expense, shall provide a dedicated telephone line and one (1) operating electrical power outlet (110V) within two (2) feet of the Area for the exclusive use of the ATM and be responsible for all charges relating thereto.

INSURANCE - Location shall protect the ATM from damage, loss, theft and destruction and shall, at its sole cost and expense, maintain property insurance with respect to the ATM in an amount not less than Fifteen Thousand ($15,000) Dollars. If Location fails to maintain such insurance, Company may obtain such insurance and deduct its cost from amounts otherwise payable to Location.

LOCATION'S OCCUPANCY RIGHTS - Location is either (1) the owner of the premises in which the ATM is to be placed or (2) holds a lease (including options to renew) on such premises for a term not less than the initial term of this agreement.

EXCLUSIVITY - Location shall not permit the removal of the ATM from its premises nor shall it allow any other ATM or similar device to be installed in its premises.

RELOCATION - In the event Location transfers or moves its business, Company, at its sole cost and expense, may move the ATM to the new location or terminate this agreement.

TERMINATION - Company may terminate this agreement by notifying Location by United States Mail, postage prepaid at the address set forth herein upon the occurrence of any of the following:

        1. For any consecutive two (2) month period, less than _____ approved transactions per month have been made from the ATM.

        2. The breach by Location of a material breach of its lease agreement or the institution of foreclosure proceedings against the premises.

        3. The filing of a voluntary or involuntary petition in bankruptcy by or against Location.

        In the event Company terminates this agreement pursuant to the foregoing, Company shall obtain immediate possession of the ATM and shall be entitled to receive from Location any costs incurred relating to the removal of the ATM.

NO GUARANTEE OF NUMBER OF APPROVED WITHDRAWALS - Company does not represent, warranty or guarantee that the ATM will generate any number of approved transactions for any month during the term of this agreement. Company shall not be liable to Location for loss of payments or any other damages due to the failure of the ATM to generate any number of approved transactions or to operate.

NO AGENCY - Company and Location are not agents of each other nor are they partners, joint venturers or in any way responsible for each other's acts. Neither Company nor Location has the authority to act on behalf of the other.

GOVERNING LAW - This agreement shall be governed by the laws of the State of California.

BINDING EFFECT - This agreement shall be binding on, obligate and extend to both Company's and Location's successors, transferees, assigns and grantees.

WAIVERS - A waiver by either party of a breach of any provision of this agreement shall not constitute a waiver of such party's right to demand strict compliance with this agreement.

ENTIRE AGREEMENT - The parties acknowledge that this agreement contains the full understanding between the parties and supersedes any and all prior agreements and understandings between them.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

        Nationwide Automated Systems, Inc.
        22048 Sherman Way - Suite 213
        Canoga Park, California 91308


        By_________________________
          Joel Gillis, President

LOCATION:

        -------------------------------------
                      (Name)

        -------------------------------------
                      (Street Address)

        -------------------------------------
                      (City, State, Zip Code)


        -------------------------------------
                      (Signature)